UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 1, 2006
Stonepath Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16105 (Commission File Number)	65-0867684 (IRS Employer Identification No.)

2200 Alaskan Way, Suite 200 Seattle, Washington (Address of Principal Executive Offices)	98121 (Zip Code)
Registrant’s telephone number, including area code: (206) 336-5400
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding future events and plans. We have based these forward-looking statements on our current expectations and projections about such future events and plans. These forward-looking statements are not guarantees and are subject to known and unknown risks, uncertainties and assumptions about us that may cause our actual events and plans to be materially different from any future events and plans expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “guidance,” “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions. Although it is impossible to identify all of the factors that may cause our actual events and plans to differ materially from those set forth in such forward-looking statements, such factors include the inherent risks associated with any significant business transaction, including the ability to satisfy all parties’ conditions to consummation of such a transaction. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly release the result of any revision of these forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.
Item 1.01 Entry into a Material Definitive Agreement.
On September 1, 2006, Stonepath Group, Inc. (the “Company”) entered into a Stock Purchase Agreement (“Purchase Agreement”) with JTM Acquisition Corp. (“JTM”) for the sale (the “Sale”) to JTM of Stonepath Logistics International Services, Inc., a Washington corporation (“SLIS”), the Company’s indirect wholly-owned subsidiary, for aggregate consideration of $17.9 million, consisting of a closing cash payment of $12.2 million and the assumption by JTM, or satisfaction, of liabilities associated with SLIS. The company expects to recognize a book loss on the sale of SLIS and its German subsidiary of approximately $3.5 million.
Consummation of the Sale is subject to conditions including, without limitation, the receipt of funding by JTM’s contemplated source of financing for the Sale, receipt by JTM and the Company of applicable consents, approvals and releases, and the receipt by the Company’s Board of Directors of a fairness opinion from a valuation advisor as to the purchase price to be received in the Sale.
Subject to satisfaction or waiver of the conditions to consummation of the Sale contained in the Purchase Agreement, the parties anticipate that the Sale will close on or before October 16, 2006.
The founder and President of JTM is Jason F. Totah, who served as the Company’s Chief Executive Officer from October 2004 until July 20, 2006, when he temporarily resigned his position as Chief Executive Office until either the Sale is consummated, at which point it is contemplated that he will formally resign his position with the Company, or the Sale is abandoned, at which point it is contemplated that he would resume his position with the Company.
Item 7.01 Regulation FD Disclosure.
On September 6, 2006, the Company announced that it had entered into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the press release shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information and exhibit be deemed incorporated by reference into any filing under the Securities Act or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits:

99.1	Press Release dated September 6, 2006

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STONEPATH GROUP, INC.
Date: September 5, 2006	By:	/s/ Robert Arovas
		Name:	Robert Arovas
		Title:	President and Interim Chief Executive Officer

4